CONSENT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS


Executive TeleCard, Ltd.
Pearl River, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated June 25, 1997, relating to the consolidated financial statements and schedules of Executive TeleCard, Ltd. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1997.


                                                           BDO SEIDMAN, LLP

Denver, Colorado
June 25, 1997